EXHIBIT 20.2
                           MONTHLY HOLDER'S STATEMENT
                         First National Bank of Commerce
                             New Orleans, Louisiana

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                       First NBC Credit Card Master Trust
                                  Series 1997-1
                                  June 11, 1998
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Under the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement") dated as of August 1, 1997 by and between First National Bank of
Commerce, as Seller and Servicer ("FNBC"), and The First National Bank of
Chicago, as Trustee, (the "Trustee"), as amended and supplemented by the Series
1997-1 Supplement dated as of August 1, 1997 by and between FNBC and the
Trustee, FNBC, as Servicer, is required to prepare certain information for each
Distribution Date regarding current distributions to Certificateholders and the performance of the First NBC Credit Card Master Trust (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the June 15,1998 Distribution Date, and with respect to the performance of the Trust during the month of 5/1/98 to 5/31/98 is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Series 1997-1 Certificate (a "Certificate").
Certain other information is presented based on the aggregate amounts for the
Trust as a whole. Capitalized terms used in this Monthly Statement have their respective meanings set forth in the Pooling and Servicing Agreement and the
Supplement.
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    A Series 1997-1
      1.  Information regarding Payments in respect of the Class A Certificates
          (per $1,000 original certificate principal amount)
          a.  Total Payment                                                                        0.051250
          b.  Amount of Payment in respect of Class A Monthly Interest                             0.051250
          c.  Amount of Payment in respect of Class A Overdue Monthly Interest                     0.000000
          d.  Amount of Payment in respect of Class A Additional Interest                          0.000000
          e.  Amount of Payment in respect of Class A Principal                                    0.000000

      2.  Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
          a.  Total amount of Class A Investor Charge-Offs                                         0.000000
          b.  Amount of Class A Investor Charge-Offs per $1,000 original certificate               0.000000
               Principal amount
          c.  Total amount reimbursed in respect of Class A Investor Charge-Offs                   0.000000
          d.  Amount reimbursed in respect of Class A Investor Charge-Offs per                     0.000000
               $1,000 original certificate principal amount
          e.  The amount, if any, by which the outstanding Principal Balance of the                0.000000
               Class A Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all transactions on such Distribution Date

      3.   Information regarding Payments in respect of the Class B Certificates
           (per $1,000 original certificate principal amount)
          a.  Total Payment                                                                        5.291670
          b.  Amount of Payment in respect of Class B Monthly Interest                             5.291670
          c.  Amount of Payment in respect of Class B Overdue Monthly Interest                     0.000000
          d.  Amount of Payment in respect of Class B Additional Interest                          0.000000
          e.  Amount of Payment in respect of Class B Principal                                    0.000000



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      4. Amount of reductions in Class B Investor Interest pursuant to clauses
      (c), (d) and (e) of the definition of Class B Investor Interest
           a.  Amount of reductions in Class B Investor Interest                                   0.000000
           b.  Amount of reduction in Class B Investor Interest per $1,000 original                0.000000
                certificate principal amount)
           c.  Total amount reimbursed in respect of reductions of Class B Investor                0.000000
                Interest
           d.  Amount reimbursed in respect of reductions of Class B Investor                      0.000000
                Interest per $1,000 original certificate principal amount
           e.  The amount, if any, by which the outstanding Principal Balance of                   0.000000
                the Class Certificates exceeds the Class B Investor Interest after giving effect to all transactions on such Distribution Date

      5. Information regarding Distribution in respect of the Collateral
      Interest
           a.  Total distribution                                                                  5.387330
           b.  Amount of distribution in respect of Collateral Monthly Interest                    5.387330
           c.  Amount of distribution in respect of Collateral Overdue Interest                    0.000000
           d.  Amount of distribution in respect of Collateral Monthly Principal                   0.000000

      6. Amount of reductions in Collateral Interest pursuant to clauses (c),
      (d) and (e) of the definition of Collateral Interest
           a.  Amount of reductions in Collateral Interest                                         0.000000
           b.  Total amount reimbursed in respect of reductions of Collateral                      0.000000
                Interest

    B Trust Performance
      1.  Delinquencies
           a.  31-59 days                                                                        13,066,476
           b.  60-89 days                                                                         8,364,749
           c.  90 days and over                                                                  12,767,796
           d.  Total 30+ days delinquent                                                         34,199,021

      2.  Base Rate
           a.  Current Monthly Period                                                                8.171%
           b.  Prior Monthly Period                                                                  8.171%
           c.  Second Prior Monthly Period                                                           8.173%

      3.  Three Month Average Base Rate                                                              8.172%

      4. Portfolio Yield (gross portfolio yield less net defaults)
           a.  Current Monthly Period                                                             13.88875%
           b.  Prior Monthly Period                                                               13.86360%
           c.  Second Prior Monthly Period                                                        14.80756%

      5.  Three Month Average Portfolio Yield                                                     14.18664%

      6.  Excess Spread Percentage
           a.  Current Monthly Period                                                              5.71784%
           b.  Prior Monthly Period                                                                5.69260%
           c.  Second Prior Monthly Period                                                         6.63456%

      7.  Three Month Average Excess Spread Percentage                                             6.01500%

      8.  Monthly payment Rate (total collections/beginning aggregate principal                   14.96063%
           receivables)

      9.  Portfolio Adjusted Yield                                                                 5.21784%
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                                   FIRST NATIONAL BANK OF COMMERCE,
                                   As Servicer



                                   By:    /s/ Jane B. Truett
                                     ------------------------------
                                     Name:  Jane B. Truett
                                     Title:   Vice President and Controller